EXHIBIT 99.1

C&F FINANCIAL CORPORATION

Wednesday, August 21, 2013

Contact:	Tom Cherry, Executive Vice President & CFO (804) 843-2360

C&F Financial Corporation

Announces Quarterly Dividend

West Point, VA -- The board of directors of C&F Financial Corporation (NASDAQ:CFFI), the one bank holding company for C&F Bank, has declared a regular cash dividend of 29 cents per common share, which is payable October 1, 2013 to shareholders of record on September 13, 2013.

C&F Bank operates 18 retail bank branches located throughout the Hampton to Richmond corridor in Virginia and offers full investment services through its subsidiary C&F Investment Services, Inc. C&F Mortgage Corporation provides mortgage, title and appraisal services through 18 offices located in Virginia, Maryland, North Carolina, Delaware and New Jersey. C&F Finance Company provides automobile loans in Virginia, Tennessee, Maryland, North Carolina, Georgia, Ohio, Kentucky, Indiana, Alabama, Missouri, Illinois, Texas and West Virginia through its offices in Richmond and Hampton, Virginia, in Nashville, Tennessee and in Hunt Valley, Maryland.